Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated January 22, 2019, relating to the financial statements of Professional Casualty Association and Physicians’ Insurance Program Exchange as of and for the years ended December 31, 2017 and 2016.

We also consent to the reference to us under the caption “Experts” in this Registration Statement on Form S-1.

/s/ Baker Tilly Virchow Krause, LLP

Milwaukee, Wisconsin
January 22, 2019